Exhibit 21
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The following is a list of wholly-owned subsidiaries, unless otherwise noted, of
FPIC Insurance Group, Inc. as of December 31, 1999:

Name of  Subsidiary                                   State of Incorporation
-------------------                                   ----------------------

Florida Physicians Insurance Company, Inc. (FPIC)           Florida

Anesthesiologists' Professional Assurance Company           Florida

FPIC Insurance Agency, Inc.                                 Florida

McCreary Corporation                                        Florida

Employers Mutual, Inc.                                      Florida

FPIC Services, Inc.                                         Florida

SyMed Development, Inc.                                     Tennessee

Professional Strategy Options, Inc.                         Florida

FPIC Publishing, Inc.                                       Florida

Administrators For The Professions, Inc. (AFP)              New York

Group Data Corporation                                      New York
(100% owned by AFP)

FPIC Intermediaries, Inc.                                   New York
(100% owned by AFP)

The Tenere Group, Inc. (Tenere)                             Missouri
(100% owned by FPIC)

Intermed Insurance Company (Intermed)                       Missouri
(100% owned by Tenere)

Trout Insurance Services, Inc.                              Missouri
(100% owned by Intermed)

Interlex Insurance Company                                  Missouri
(100% owned by Intermed)

Insurance Services, Inc.                                    Missouri
(100% owned by Intermed)